EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer and Chief Financial Officer of Northern Empire Energy Corp., a Nevada corporation (the “Company”).  I am delivering this certificate in connection with the Form 10-Q/A of the Company for the quarter ended March 31, 2010 and filed with the U. S. Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge ,the Form 10-Q/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 18, 2013

/s/ RANIERO CORSINI
Raniero Corsini
Title: Chief Executive Officer & Chief Financial Officer